Exhibit 10.9(a)

FIRST AMENDMENT TO BUILDING LEASE AGREEMENT

This First Amendment to Building Lease Agreement (this “Amendment”) is entered into as of December 30, 2005 by and between Hynix Semiconductor, Inc. (“Lessor”) and MagnaChip Semiconductor Ltd. (“Lessee”) (each a “Party”, and collectively the “Parties”).

WHEREAS, the Parties are parties to that certain Building Lease Agreement with respect to certain Buildings and Warehouses located in Cheong-Ju, dated as of October 6, 2004 (the “Agreement”), and wish to amend the Agreement as set forth below.

NOW, THEREFORE, the Parties agree as follows:

1.	Section 6.1 is hereby amended and restated in its entirety as follows:

“Lessor shall provide an invoice (the “Invoice”) to Lessee by the last day of each calendar month which shall include the amounts of Rent (including Taxes), Lessor Maintenance Fee, Other Costs (as defined in Section 6.3) and the corresponding VAT amount payable by Lessee for such month. Lessee shall pay in aggregate the Rent, Lessor Maintenance Fee, Other Costs and the corresponding VAT amount stated on each Invoice to the Lessor’s designated account, or as otherwise designated by Lessor, by means of a wire transfer in immediately available funds by the 25th day of the next calendar month following the date of the Invoice (the “Due Date”). Lessee shall review each Invoice for Taxes by the 20th day of the next calendar month following the date of the Invoice, and, notwithstanding anything herein to the contrary, if not in agreement with the amount, then Lessee may require the Lessor to contest such Taxes as provided in Section 4.3 of this Agreement.”

2.	Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

3.	Wherever necessary, all terms of the Agreement are hereby amended to be consistent with the terms of this Amendment. Except as set forth herein, the Agreement remains in full force and effect according to its terms.

4.	This Amendment shall become effective from the 6th of October, 2004.

5.	This Amendment shall be governed by, and shall be construed in accordance with, the laws of Korea.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Amendment as of the date first set forth above.

MagnaChip Semiconductor, Ltd.

By:
Name:	Youm Huh
Title:	President & Chief Executive Officer

Hynix Semiconductor, Inc.

By:
Name:
Title:

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